Exhibit 99.1

For Release:	February 25, 2004
Media Contact:	Bethany Sherman, NASDAQ
212.401.8714
Investor Contact:	Vincent Palmiere, NASDAQ
212.401.8742
Jody Burfening/Carolyn Capaccio
Lippert/Heilshorn & Associates
212.838.3777

NASDAQ ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS
- Annual Expenses from Continuing Operations Reduced by $106M -

New York, NY— The Nasdaq Stock Market, Inc. (“NASDAQ”; OTCBB: NDAQ), today reported results for the fourth quarter and full year 2003.  Net loss was $21.0 million for the fourth quarter ended December 31, 2003 versus net income of $0.3 million for the fourth quarter of 2002. Net loss applicable to common shareholders for the fourth quarter 2003 was $23.5 million, or $(0.30) per common share versus a net loss applicable to common shareholders of $2.1 million, or $(0.03) per common share, for the fourth quarter of 2002.(1)    For the full year 2003, net loss was $105.5 million versus net income of $43.1 million for the full year 2002. Net loss applicable to common shareholders for the full year 2003 was $113.8 million, or $(1.45) per common share, versus net income applicable to common shareholders of $33.4 million, or $0.40 per common share, for the year 2002.(1)  Following the transfer of NASDAQ’s interest in Nasdaq Europe and the sale of IndigoMarkets, results from these subsidiaries have been reclassified as discontinued operations.  The remainder of this discussion reflects results from continuing operations.

Total revenue in fourth quarter 2003 decreased 23.5% to $138.0 million from $180.3 million a year ago, but decreased only 2.7% sequentially.  Net loss was $10.8 million, or $(0.17) per common share for the fourth quarter of 2003, versus net income of $6.2 million, or $0.05 per common share, for the fourth quarter of 2002. Included in fourth quarter results are pre-tax expenses of $28.4 million associated with NASDAQ’s strategic review initiated in the second quarter 2003, which includes the elimination of non-core product lines, initiatives and severance.  Excluding this impact, net income was $5.9 million for the period calculated on a Non-GAAP basis, or $0.04 per common share.

Total revenue in 2003 decreased 25.1% to $589.8 million from $787.2 million in 2002.  Net loss was $45.2 million, or $(0.68) per common share for the year ending 2003, versus net income of $65.0 million, or $0.66 per common share, for the year ending of 2002.  Included in the year results are pre-tax expenses totaling $97.9 million associated with NASDAQ’s strategic review initiated in the second quarter 2003, which includes the elimination of non-core product lines, initiatives and severance. Excluding this impact, net income was $19.0 million for the period calculated on a Non-GAAP basis, or $0.14 per common share.

NASDAQ’s Chief Executive Officer, Robert Greifeld, commented, “Over the past nine months, we took dramatic and decisive steps that sharpened our strategic direction, assembled a talented, cohesive team to execute our refocused plan, and moved toward establishing a low-cost operating platform.  We are already seeing the benefits of this effort.  Our fourth quarter financial performance began to stabilize relative to prior quarters.”

Mr. Greifeld concluded, “In 2004, we will strive to maintain this positive momentum and achieve consistent improvements in all areas of our business.  We are focused on two key objectives: increasing NASDAQ’s share of trading in domestic equity markets; and increasing the number of companies listed on NASDAQ.   To achieve this, we are enhancing the functionality of our trading systems and taking steps to achieve price leadership.  Additionally, our new dual listing capability advertises NASDAQ’s performance to issuers, which we have further supported by refocusing our sales force and enhancing our suite of services offered to issuers.  NASDAQ is the premier equity marketplace, offering a cost-effective trading platform open to multiple participants that provides investors security and protection.  Our entire organization is energized and focused on this mission.”

Significant Events in the Fourth Quarter

•                  Completed the strategic review begun in June 2003, which dramatically reduced the company’s operating cost structure by exiting non-core businesses, streamlining the organization and significantly reducing the company’s cost base.

•                  Created 3-tiered pricing structure for first quarter 2004 implementation geared toward drawing increased liquidity to NASDAQ’s trading platform.

Financial Review:

Total revenue for the fourth quarter of 2003 decreased 23.5% to $138.0 million from $180.3 million in the year-ago quarter and decreased 2.7% from $141.9 million in the third quarter of 2003.

•                  Transaction Services revenue decreased 32.0% to $53.6 million from $78.8 million in the year-ago quarter as execution services, trade reporting and access revenue were affected by continued competitive pressure and lower market share. Similarly, fourth quarter revenue decreased slightly from $54.3 million in the prior quarter.

•                  Market Information Services revenue decreased 33.5% to $32.5 million from $48.9 million in the year-ago quarter primarily due to an increase in UTP plan revenue sharing. Fourth quarter revenue decreased 8.2% from $35.4 million in the prior quarter due to higher UTP plan revenue sharing and a TotalView product price decrease.

•                  Corporate Client Group revenue decreased 2.3% to $42.8 million from $43.8 million in the year-ago quarter due to a decrease in annual renewal fee revenue resulting from a lower number of listed companies.  Initial listing fees and fees associated with the listing of additional shares are amortized over six-year and four-year periods, respectively, in accordance with SEC Staff Accounting Bulletin 101.

•                  Financial Products revenue increased $0.3 million to $7.6 million from $7.3 million in the year-ago quarter due primarily to an increase in the size of the QQQ Trust Fund.

Direct expenses in the fourth quarter of 2003 decreased 28.7% to $109.2 million from $153.1 million in the year-ago quarter and decreased 5.5% from $115.5 million from the prior quarter primarily due to reductions in compensation and general discretionary spending.

Total expenses decreased 12.2% to $150.7 million from $171.6 million in the year-ago quarter and decreased 2.6% from $154.7 million from the prior quarter.  Included in total expenses are charges of $28.4 million relating to costs associated with NASDAQ’s aforementioned strategic review, including:

•                  MarketSite Tower – The impairment associated with the carrying value of NASDAQ’s video wall at its Times Square New York location, totaling $12.3 million.

•                  Primex –  $8.8 million charge associated with the termination of NASDAQ’s exclusive rights agreement

•                  Product Lines - Includes net costs associated with the cancellation of NASDAQ Tools and other products totaling $4.3 million.

•                  Severance - The fulfillment of employment contracts and obligations associated with the reduction in force initiative as well as the retirement and departure of certain members of senior management totaling $3.0 million. Total headcount was 956 at the end of the fourth quarter 2003 versus 1,004 at the end of third quarter 2003 and 1,227 in the year-ago period.

The charges recorded above reflect the completion of the costs associated with NASDAQ’s 2003 strategic review.

NASDAQ’s Chief Financial Officer, David Warren, commented: “Our 2003 strategic review has eliminated substantial cost over the past nine months and significantly improved our operating base. Going forward, we will continue to move on opportunities to improve operating efficiencies and drive further reductions in our operating expenses. These potential actions include real estate consolidations and enhancements to our technology systems to improve efficiency of our trading backbone.”

NASDAQ® is the world’s leading electronic stock market.  With approximately 3,300 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market.  It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries.  NASDAQ is the primary market for trading NASDAQ listed stocks.  Approximately 54% of NASDAQ-listed shares traded are reported to NASDAQ systems.  For more information about NASDAQ, visit the NASDAQ Web site at www.NASDAQ.com  <http://www.nasdaq.com/>or the NASDAQ NewsroomSM at www.NASDAQnews.com <http://www.nasdaqnews.com/>.

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles (“GAAP”), NASDAQ also discloses certain Non-GAAP results of operation that exclude items associated with the strategic review. Management believes that the Non-GAAP information provides investors with additional information to access NASDAQ’s operating performance by excluding these costs, which are non-operational items. The Non-GAAP information may not be comparable to other companies and should not be viewed as a substitute for or superior to net loss or other data prepared in accordance with GAAP. A reconciliation table is provided at the end of this release.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the control of The Nasdaq Stock Market, Inc. (the “Company”), which could cause actual results to differ materially from historical results, performance or other expectations and from any opinions or statements expressed or implied with respect to future periods. These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in the Company’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

(1) Dividends payable to the National Association of Securities Dealers Inc. (“NASD”) as the holder of NASDAQ’s Series A Preferred Stock began accruing in March 2003.  The Series A Preferred Stock carries a 7.6% dividend rate for the year commencing March 2003 and 10.6% in all subsequent years.  NASDAQ is obligated to pay this dividend to the extent of its capital surplus.  The dividend for the fourth quarter of 2003 is approximately $2.5 million.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues
Transaction Services	$53.6	$54.3	$78.8	$236.0	$380.6
Market Information Services	32.5	35.4	48.9	147.1	199.6
Corporate Client Group	42.8	41.0	43.8	167.3	173.3
Financial Products	7.6	8.4	7.3	32.9	28.1
Other	1.5	2.8	1.5	6.5	5.6
Total revenues	138.0	141.9	180.3	589.8	787.2

Expenses
Compensation and benefits	30.0	36.7	47.6	159.1	183.1
Marketing and advertising	5.7	3.6	12.9	19.5	26.9
Depreciation and amortization	20.9	21.2	19.7	90.0	88.5
Professional and contract services	8.9	7.1	18.7	37.5	60.5
Computer operations and data communications	32.2	32.6	31.3	125.6	136.7
Provision for bad debts	(0.2)	—	(0.6)	1.4	8.4
Travel, meetings and training	1.9	1.9	3.9	8.5	12.4
Occupancy	8.1	7.6	9.3	31.2	32.4
Publications, supplies and postage	1.7	1.5	3.0	6.9	10.8
Other	—	3.3	7.3	13.0	25.5
Total direct expenses	109.2	115.5	153.1	492.7	585.2

Elimination of non-core product lines, initiatives and severance	28.4	23.8	—	97.9	—
Nasdaq Japan impairment loss	—	—	—	(5.0)	15.2
Support costs from related parties, net	13.1	15.4	18.5	61.5	75.0
Total expenses	150.7	154.7	171.6	647.1	675.4

Operating (loss) income	(12.7)	(12.8)	8.7	(57.3)	111.8
Interest income	1.7	2.5	2.9	9.5	12.6
Interest expense	(2.9)	(5.2)	(5.1)	(18.6)	(18.5)
Operating (loss) income from continuing operations before income taxes	(13.9)	(15.5)	6.5	(66.4)	105.9
Benefit (provision) for income taxes	3.1	7.8	(0.3)	21.2	(40.9)
Net (loss) income from continuing operations	(10.8)	(7.7)	6.2	(45.2)	65.0

Discontinued operations:
Loss from discontinued operations, net of tax	(10.2)	(30.9)	(5.9)	(60.9)	(21.9)
Gain on disposition of discontinued operations	—	0.6	—	0.6	—
Loss from discontinued operations	(10.2)	(30.3)	(5.9)	(60.3)	(21.9)

Net (loss) income	$(21.0)	$(38.0)	$0.3	$(105.5)	$43.1

Net (loss) income applicable to common stockholders:
Net (loss) income	$(21.0)	$(38.0)	$0.3	$(105.5)	$43.1
Preferred stock:
Dividends declared	(2.5)	(2.5)	—	(8.3)	—
Accretion of preferred stock	—	—	(2.4)	—	(9.7)

Net (loss) income applicable to common stockholders	$(23.5)	$(40.5)	$(2.1)	$(113.8)	$33.4

Basic and diluted net (loss) earnings per share:
Continuing operations	$(0.17)	$(0.13)	$0.05	$(0.68)	$0.66
Discontinued operations	(0.13)	(0.39)	(0.08)	(0.77)	(0.26)
Total	$(0.30)	$(0.52)	$(0.03)	$(1.45)	$0.40

The Nasdaq Stock Market, Inc.

Key Drivers

	Three Months Ended			Year Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenue Details (in millions)

Transaction Services
Access Services	$25.0	$26.1	$31.5	$108.0	$140.9
Execution Services, net	18.7	19.1	31.3	78.0	157.4
Trade Reporting	9.2	8.4	17.0	47.3	78.5
Other Transaction Services revenues	0.7	0.7	(1.0)	2.7	3.8
Total Transaction Services revenues	53.6	54.3	78.8	236.0	380.6

Market Information Services
Level 1 Service	31.5	31.2	33.6	123.6	139.5
Nasdaq Quotation Dissemination Service (“NQDS”)	9.4	9.5	8.8	37.9	37.5
ViewSuite	1.9	3.1	—	9.1	—
Nasdaq InterMarket, net	3.5	3.5	8.8	14.3	38.6
Unlisted Trading Privileges (“UTP”)	(17.6)	(15.2)	(5.2)	(50.8)	(18.3)
Nasdaq Data Tape Fee revenue sharing	—	—	—	—	(9.0)
Other Market Information Services revenues	3.8	3.3	2.9	13.0	11.3
Total Market Information Services revenues	32.5	35.4	48.9	147.1	199.6

Corporate Client Group
Annual renewal fees	23.9	23.4	24.6	93.6	99.4
Listing additional shares (“LAS”) fees	9.2	9.2	9.3	37.1	37.5
Initial listing fees	8.0	8.0	8.4	32.3	33.6
Other Corporate Client Group revenues	1.7	0.4	1.5	4.3	2.8
Total Corporate Client Group revenues	42.8	41.0	43.8	167.3	173.3

Financial Products revenues	7.6	8.4	7.3	32.9	28.1

Other	1.5	2.8	1.5	6.5	5.6

Total revenues	$138.0	$141.9	$180.3	$589.8	$787.2

Other Drivers
Average daily shares traded (in billions)	1.8	1.7	1.6	1.7	1.8
Percentage of trades printed at Nasdaq	42.2%	47.5%	83.0%	54.7%	83.5%
Percentage of shares printed at Nasdaq	56.7%	62.0%	86.7%	67.0%	89.3%

Initial Public Offerings	38	14	16	57	51
Number of Companies Listed	3,333	3,367	3,659	3,333	3,659

The Nasdaq Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$148.9	$201.5
Investments:
Available-for-sale, at fair value	185.7	222.1
Held-to-maturity, at amortized cost	23.8	18.7
Receivables, net	111.4	157.5
Receivables from related parties	7.7	11.3
Deferred tax asset	40.5	53.0
Current assets of discontinued operations	—	14.6
Other current assets	11.6	18.3
Total current assets	529.6	697.0

Investments:
Held-to-maturity, at amortized cost	4.5	9.7
Property and equipment:
Land, buildings and improvements	96.6	94.5
Data processing equipment and software	346.9	400.6
Furniture, equipment and leasehold improvements	168.5	191.7
	612.0	686.8
Less accumulated depreciation and amortization	(369.0)	(358.1)
Total property and equipment, net	243.0	328.7
Non-current deferred tax asset	72.1	70.0
Goodwill	—	4.1
Other intangible assets	0.9	6.1
Non-current assets of discontinued operations	—	46.8
Other assets	1.2	13.5
Total assets	$851.3	$1,175.9

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$30.0	$61.6
Accrued personnel costs	48.8	46.6
Deferred revenue	59.8	64.6
Other accrued liabilities	76.0	40.0
Current obligation under capital lease	1.6	3.5
Current liabilities of discontinued operations	—	31.6
Payables to related parties	21.6	27.3
Total current liabilities	237.8	275.2

Long-term debt:
Senior notes	25.0	175.0
Subordinated notes	240.0	240.0
Non-current obligation under capital lease	—	5.9
Accrued pension costs	26.8	23.6
Non-current deferred tax liability	40.9	49.2
Non-current deferred revenue	84.7	102.1
Non-current liabilities of discontinued operations	—	16.5
Other liabilities	35.5	24.0
Total long-term liabilities	452.9	636.3
Total liabilities	690.7	911.5

Minority interests of discontinued operations	—	(6.5)

Stockholders’ equity
Common stock	1.3	1.3
Preferred stock, Series A and B	133.8	133.8
Additional paid-in capital	358.9	358.2
Common stock in treasury, at cost	(667.8)	(669.4)
Accumulated other comprehensive income	0.1	(2.3)
Deferred stock compensation	(1.1)	(1.9)
Common stock issuable	2.9	4.9
Retained earnings	332.5	446.3
Total stockholders’ equity	160.6	270.9
Total liabilities, minority interests and stockholders’ equity	$851.3	$1,175.9

The Nasdaq Stock Market, Inc.

Reconciliation of GAAP Earnings

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002

GAAP Total Expenses from Continuing Operations:	$150.7	$154.7	$171.6	$647.1	$675.4
Adjustment:
Strategic Review	(28.4)	(23.8)	—	(97.9)	—
Nasdaq Japan Impairment Loss	—	—	—	5.0	(15.2)
Non-GAAP Total Expenses from Continuing Operations	$122.3	$130.9	$171.6	$554.2	$660.2

GAAP Net (Loss) Income from Continuing Operations:	$(10.8)	$(7.7)	$6.2	$(45.2)	$65.0
Adjustment:
Strategic Review Charge	(16.7)	(13.2)	—	(64.2)	—
Non-GAAP Net Income from Continuing Operations	$5.9	$5.5	$6.2	$19.0	$65.0

GAAP Net (Loss) Income from Continuing Operations Applicable to Common Stockholders:	$(13.3)	$(10.2)	$3.8	$(53.5)	$55.3
Adjustment:
Strategic Review Charge	(16.7)	(13.2)	—	(64.2)	—
Non-GAAP Net Income from Continuing Operations Applicable to Common Stockholders	$3.4	$3.0	$3.8	$10.7	$55.3

GAAP (Loss) Earnings per Common Share from Continuing Operations:
Basic and Diluted (Loss) Earnings Per Share	$(0.17)	$(0.13)	$0.05	$(0.68)	$0.66
Adjustment:
Strategic Review	(0.21)	(0.17)	—	(0.82)	—
Non-GAAP Basic and Diluted Earnings per Common Share from Continuing Operations	$0.04	$0.04	$0.05	$0.14	$0.66